Subject: Notice of Termination of Equity Financing Agreement (ELOC)

Dear Mark Grober,

Following our recent discussions and a thorough evaluation of the company’s strategic direction, Avant Technologies Inc. (the “Company”) hereby formally notifies GHS Investments, LLC (“GHS”) of its decision to void the existing Equity Financing Agreement (ELOC) dated July 17, 2024, between the Company and GHS (the “Agreement”).

Basis for Termination:

The decision to terminate the ELOC is based on the following strategic considerations:

  Market Conditions and Company Strategy: After careful analysis, the Company has determined that the terms of the existing ELOC, including the minimum floor price, no longer align with our current business objectives and shareholder interests.
  Corporate Governance and Compliance: To maintain transparency and proper governance, the Company has decided to pursue a new ELOC structure that better reflects current market conditions and ensures compliance with applicable regulations.
  Legal and Procedural Alignment: The Company intends to withdraw its current S-1 registration statement and subsequently establish a new ELOC with improved terms, including a higher minimum floor price of $2.

Contractual Justification:

Pursuant to Section 9.4 of the Registration Rights Agreement, which allows for amendments and terminations with mutual consent or as otherwise permitted, the Company believes that voiding the current ELOC is in the best interest of both parties. The Company is prepared to work collaboratively to address any administrative or procedural requirements related to this termination.

Next Steps:

We propose entering into discussions to finalize the termination and begin drafting a new ELOC that better fits the Company’s strategic objectives. We strongly recommend utilizing the legal expertise of Brian Higley for this process. His contact information is as follows:

  Phone: (801) 634-1984
  Email: brian@businesslegaladvisor.com

Please let us know if you would like to discuss this matter in further detail or if you require any additional information.

Thank you for your understanding and cooperation.

[signature page follows]

Sincerely,

/s/ Vitalis Racius

Vitalis Racius

Chief Financial Officer, Director & Treasurer

Avant Technologies Inc.

Acknowledgment of Consent to Termination

By signing below, GHS Investments, LLC hereby consents to the termination of the Equity Financing Agreement (ELOC) dated July 17, 2024, between GHS and Avant Technologies Inc., as outlined in this notice.

GHS Investments, LLC

Signature: /s/ Mark Grober

Name: Mark Grober

Title: Member

Date: 5/13/2025